GOLD BANK

Employment Agreement

          THIS EMPLOYMENT AGREEMENT (the "Agreement') is made and entered into effective as of the 18th day of April 2002 (the "Effective Date"), by and between Jerry L. Neff (referred to herein as "Employee") and Gold Bank, formerly know as American Bank (referred to herein as "Employer").

          WITNESSETH:

          1.  Employment. Employer has previously been providing employment for Employee pursuant to an Employment Agreement dated April 18, 2000 (the "Prior Agreement"). The Prior agreement terminated by its terms as of the Effective Date, and this Agreement will memorialize the terms upon which Employer will employ Employee to provide services in an executive position on behalf of Employer.

          2. Term. This Agreement is effective as of the Effective Date and shall continue for a period of two (2) years or until terminated as hereinafter provided. This Agreement will automatically be renewed for successive two (2) year periods on each anniversary date of the Effective Date subject always to the termination provisions provided hereinafter.

          3. Compensation and Fringe Benefits. Employee shall continue to receive base compensation from Employer payable in periodic installments at the same time other employees of Employer are paid. Employee's compensation shall be subject to review not less often than annually.

          Employee shall also participate in fringe benefit programs as maintained from time to time by Employer in accordance with the terms of such plans. Employee acknowledges that such plans may be modified or terminated from time to time at the discretion of the Board of Directors of Employer.

          The Employer shall provide the Employee with a leased automobile at a cost not to exceed $500 per month.

          This paragraph 3. includes and defines all compensation which will be paid Employee under this Agreement, except for compensation provided for in paragraph 6., below.

          4. Duties; Extent of Services. Employee will continue to discharge his duties on behalf of Employer consistent with the way those duties have previously been discharged by Employee prior to the date hereof. In addition, Employee will perform such other duties as assigned to him by the Board of Directors of Employer. Employee shall provide such services on a full-time basis and agrees to devote his full time, attention and efforts to the performance of his duties hereunder. During the term of this Agreement, Employee agrees not to engage in any other business activity, which would be in conflict with the performance of his duties on behalf of Employer.

          5.  Expenses. Employee's reasonable business expenses shall be reimbursed by Employer subject to any expense reimbursement policies maintained by Employer.

          6. Termination. Either party hereto may terminate this Agreement without cause by giving thirty (30) days written notice to the other party. Such notice need not specify a reason for such termination, but must be given in accordance with the terms of this Agreement not less than thirty (30) days prior to the effective date of termination. The Employee may terminate this Agreement at any time during the term of this Agreement with thirty (30) days prior notice, subject to the Employee's covenant not to solicit customers of Employer or employees of Employer, as provided in paragraph 8., below.

          Further, the Employer may terminate this Agreement for "cause" without notice. "Cause" shall be deemed to exist if (i) Employee dies during the term of employment hereunder; (ii) Employee is convicted of a felony or misdemeanor which materially injures the business reputation of the Employer (in the sole and absolute discretion of the Employer); (iii) Employee breaches any material terms of this Agreement and fails to cure same within thirty (30) days of the receipt of notice from Employer specifying the alleged breach and steps required to cure same; or (iv) Employee fails to adequately perform his employment duties on behalf of Employer and fails to cure same within thirty (30) days of receipt of written notice specifying the steps necessary to cure such inadequate performance of duties.

          Except as set forth in this paragraph and the remaining paragraphs of this Paragraph 6., in the event of the termination of Employee's employment, Employee shall receive compensation through the effective date of termination of employment and shall be entitled to no further compensation or benefits thereafter except as provided by law. However, it is understood and agreed that if this Agreement is terminated by Employer other than for "cause" (as hereinabove defined) at any time during the term of this Agreement, Employer will pay the base compensation then in effect until the effective date of termination, and a lump sum payment in an amount equal to twelve (12) months' base compensation based upon the average of the two then most recent years' annual base compensation. However, if (i) Employee voluntarily terminates this Agreement at any time or (ii) Employer terminates this Agreement for "cause" (as hereinabove defined) at any time during the term of this Agreement, no continuing payments relating to any period after the effective date of termination will be made and Employee shall receive compensation and benefits only through the effective date of termination of this Agreement.

          7.  Covenant Not to Disclose Confidential Information

          Employee signed the Gold Banc Employee Confidentiality Agreement ("Confidentiality Agreement") as of the 16th day of February 2001. Employee acknowledges that Employer is an affiliate of Gold Banc Corporation, Inc. as contemplated by that Confidentiality Agreement. Employer and Employee agree that said Confidentiality Agreement is incorporated herein by reference in its entirety as though fully set forth herein. In the event that any provisions of said Confidentiality Agreement are inconsistent with the provisions of this Agreement, the provisions of said Confidentiality Agreement shall prevail.

          8.  Non-solicitation

          The Employee acknowledges that during the Employee's employment with the Employer, at the expense of the Employer, the Employee has been and will be specially trained in the business of the Employer, has established and will continue to establish favorable relations with the customers, clients, correspondents, brokers, agents and accounts of the Employer, and will have access to Confidential Information. Therefore, in consideration of the compensation payable to the Employee under this Agreement, and to protect the interests of the Employer, Gold Banc and its subsidiaries, and the Confidential Information, the Employee agrees that during the term of this Agreement and for a period of twelve (12) months after termination of this Agreement, the Employee will not, directly or indirectly:

          (a) solicit customers of Employer or employees of Employer (in either case, "Solicitee(s)") for such Solicitee's financial services business. As used herein, the term financial services business shall mean and include any and all customer relationships Gold Banc or any subsidiary, direct or indirect, including Employer, has with said Solicitee;

          (b) divert or attempt to divert any current customers, clients, depositors, borrowers, or accounts of the Employer, Gold Bane or any subsidiary of Gold Banc (whether or not such persons have done business with the Employer, Gold Banc or any subsidiary of Gold Banc once or more than once); or

          (c) entice, induce or in any manner influence any person who is, or who becomes, in the employ or service of the Employer, Gold Banc or any subsidiary of Gold Banc to leave such employ or service for the purpose of engaging in a business which is in competition in any manner with the business engaged in by the Employer, Gold Banc or any subsidiary of Gold Banc.

          9.  Specific Performance. Recognizing that irreparable damage will result to the Employer in the event of the breach or threatened breach of any of the foregoing covenants and assurances by the Employee contained in this Agreement, and that the Employer's remedies at law for any such breach or threatened breach will be inadequate, the Employer and its successors and assigns, in addition to such other remedies which may be available to them, shall be entitled to an injunction to be issued by any court of competent jurisdiction ordering compliance with this Agreement or enjoining and restraining the Employee, and each every person acting in concert or participation with him, from the continuation of such breach and, in addition thereto, the Employee shall pay to the Employer all ascertainable damages, including costs and reasonable attorneys' fees, sustained by the Employer by reason of the breach or threatened breach of said covenants and assurances. The obligations of the Employee and the rights of the Employer under this Agreement shall survive the termination of this Agreement. The covenants and obligations of the Employee set forth in this Agreement are in addition to and not in lieu of or exclusive of any other obligations and duties of the Employee to the Employer, whether express or implied in fact or in law.

          10. Potential Unenforceability of Any Provision. If a final judicial determination is made that any provision of this Agreement is an unenforceable restriction against the Employee,

the provisions hereof shall be rendered void only to the extent that such judicial determination finds such provisions unenforceable, and such unenforceable provisions shall automatically be reconstituted and become a part of this Agreement, effective as of the date first written above, to the maximum extent in favor of the Employer that is lawfully enforceable. A judicial determination that any provision of this Agreement is unenforceable shall in no instance render the entire Agreement unenforceable, but rather the Agreement will continue in full force and effect absent any unenforceable provision to the maximum extent permitted by law.

          11. No Conflicts. The Employee represents and warrants to the Employer that neither the execution or delivery of this Agreement, or the performance of the Employee's obligations hereunder will conflict with, or result in a breach of, any term, condition, or provision of, or constitute a default under, any obligation, contract, agreement, covenant or instrument to which the Employee is a party or under which the Employee is bound, including without limitation, the breach by the Employee of a fiduciary duty to any former employers.

          12. Amendment. This Agreement may be amended only in writing signed by both parties hereto.

          13. Governing Law. The terms of this Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida.

          14. Notices. Any notices required or permitted hereunder must be in writing and shall be deemed given on the date they are hand delivered or, if mailed, one day after the date they are deposited in the United States mails, postage prepaid, certified or registered mail, return receipt requested, and addressed as follows:

If to Employee:	Jerry L. Neff 9629 18th Avenue Circle NW Bradenton, Florida 34209

If to Employer:	Gold Bank 4502 Cortez Road West Bradenton, Florida 34210 Attn: Mr. Gary Russ

or to any other address as either party may provide to the other in writing.

          15. Legal Fees. If any action or proceeding or arbitration is brought for the enforcement or interpretation of this Agreement or because of an alleged dispute, breach or default in connection with this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and all other costs and expenses incurred in such action or proceeding, in addition to any other relief to which it may be entitled.

          The parties hereto set their hands as of the day and year first above written.

GOLD BANK

By: ________________________________
       Name:
       Title:

EMPLOYEE

___________________________________
Jerry L. Neff
President & CEO